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                                                                    ANNUAL GRANT


                            OVERSEAS FILMGROUP, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Overseas Filmgroup, Inc. (the "Corporation"):

          OPTIONEE:
                   -------------------------------------------------------------
          GRANT DATE:
                     -----------------------------------------------------------
          EXERCISE PRICE:  $                                           per share
                            ---------------------------------------
          NUMBER OF OPTION SHARES:   5,000 shares

          EXPIRATION DATE:
                          ------------------------------------------------------

          TYPE OF OPTION:  Non-Statutory Stock Option

          DATE EXERCISABLE:   The Option shall become exercisable for all the
                              Option Shares upon Optionee's completion of one
                              (1)-year of Board service measured from the Grant
                              Date.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program in effect under the Overseas Filmgroup, Inc. 1996 Basic Stock Option and Stock Appreciation Rights Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or in the attached Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

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          DEFINITIONS.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:                        , 199
       ----------------------      --


                              OVERSEAS FILMGROUP, INC.


                              By:
                                     ----------------------------------------
                              Title:
                                     ----------------------------------------


                                     ----------------------------------------
                                             OPTIONEE

                              Address:
                                     ----------------------------------------


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ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS

                                       2.
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                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT


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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS